UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2006 (April 4, 2006)

SYMYX TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27765	77-0397908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Central Expressway
Santa Clara, California		95051
(Address of Principal Executive Offices)		(Zip Code)

(408) 764-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2006, following a periodic review of director compensation, and based upon market information provided by an independent consultant, the Board of Directors (the “Board”) of Symyx Technologies, Inc. (the “Company”) approved a change to its compensation for non-employee members of the Board. Each non-employee member of the Board will continue to receive an annual fee of $30,000 paid on a quarterly basis for service as a director. Effective April 1, 2006, each member (other than the chairperson of each committee) of the Audit Committee, Compensation Committee and Governance Committee will receive an annual fee of $10,000, $7,500 and $7,500, respectively, paid on a quarterly basis. Effective April 1, 2006, the chairperson of the Audit Committee, Compensation Committee and Governance Committee will receive an annual fee of $20,000, $10,000 and $10,000 respectively, paid on a quarterly basis. Additionally, the Compensation Committee approval and the Board ratified such approval that, in lieu of a grant of a stock option to purchase 10,000 shares of the Company’s Common Stock, upon the date of the Annual Meeting of Stockholders of the Company to be held on May 25, 2006, each director will receive a restricted stock unit award (“RSU Award”) equal to a value equal of $50,000, which shall become fully vested on May 1, 2007, provided that the non-employee director remains a director of the Company at such time.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 25, 2006, the Amended and Restated Bylaws (the “Bylaws”) of the Company are amended and restated to decrease the number of directors from eight (8) to seven (7) directors.

A copy of the Bylaws incorporating the change in the authorized number of directors of the Company is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Symyx Technologies, Inc., effective as of May 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYMYX TECHNOLOGIES, INC.
(Registrant)

Date: April 6, 2006	By:	/s/ Steven D. Goldby
Steven D. Goldby
Chairman of the Board,
Chief Executive Officer
(Principal Executive Officer)

Date: April 6, 2006	By:	/s/ Jeryl L. Hilleman
Jeryl L. Hilleman
Executive Vice President,
Chief Financial Officer
(Principal Financial and Accounting Officer)